                                                                       Exhibit 4

                                        [LOGO]


                   ITT HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                          HARTFORD, CONNECTICUT  06104-2999
            (a stock life insurance company, herein called the "Company")

                                ADMINISTRATIVE OFFICE:
                          Attn: Individual Annuity Services
                                    P.O. Box 5085
                               Hartford, CT  06102-5085


We will pay the first of a series of annuity payments to the Payee on the Income Start Date if the Contract Owner, the Annuitant and the Joint Annuitant, if any, are living. If the Contract Owner, the Annuitant or the Joint Annuitant dies before the Income Start Date, We will pay the Contract Value to the beneficiary as described in the Beneficiary Provisions.

This contract is issued in consideration of the payment of the single premium.

This contract is subject to the laws of the jurisdiction where it is purchased.

RIGHT TO EXAMINE CONTRACT
We want You to be satisfied with the contract You have purchased. We urge You to closely examine its provisions. If for any reason You are not satisfied with Your purchase You may surrender the contract by returning the contract within 10 days after You receive it. A written request for cancellation must accompany the contract. In such event, We will pay to You the Contract Value on the date of surrender. You bear only the investment risk during the period prior to Our receipt of request for cancellation.

Signed for the Company


         /s/ Lynda Godkin                   /s/ Lowndes A. Smith

         Lynda Godkin, SECRETARY            Lowndes A. Smith, PRESIDENT

NONPARTICIPATING


ALL PAYMENTS PROVIDED BY THIS CONTRACT ARE BASED ON INVESTMENT EXPERIENCE OF A SUB-ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. DETAILS OF THE VARIABLE PROVISIONS ARE DESCRIBED UNDER VALUATION PROVISIONS ON PAGE 10.



                         INDIVIDUAL SINGLE PREMIUM IMMEDIATE
                              VARIABLE ANNUITY CONTRACT
                                 WITH PERIOD CERTAIN

                                  TABLE OF CONTENTS





                                                                PAGE

              Contract Specifications                             3

              Definition of Certain Terms                         4

              Premium Payment Provisions                          5

              Contract Control Provisions                         6

              Death Before Income Start Date Provisions           6

              Death On or After Income Start Date Provisions      7

              Distribution at Time of Death Provisions            7

              Beneficiary Provisions                              8

              General Provisions                                  8

              Valuation Provisions                               10

              Annuity Provisions                                 10

                                                         CONTRACT SPECIFICATIONS


CONTRACT NUMBER    [SPECIMEN]     PREMIUM PAYMENT                    [$200,000]
NAME OF ANNUITANT  [JAMES SCOTT]  CONTRACT ISSUE DATE        [FEBRUARY 8, 1996]
AGE OF ANNUITANT   [65]           INCOME START DATE             [APRIL 1, 1996]
SEX OF ANNUITANT   [MALE]         ASSUMED INVESTMENT RETURN              [ 5% ]
PAYEE              [JAMES SCOTT]  ANNUITY UNIT FACTOR              [ 0.999866 ]
BENEFICIARY        [ANN SCOTT]    ANNUITY PAYMENT FREQUENCY           [MONTHLY]
CONTRACT OWNER     [JAMES SCOTT]  PAYMENT FACTOR                       [ 6.50 ]


--------------------------------------------------------------------------------


FUND OPTIONS
THE PREMIUM PAYMENT WILL BE ALLOCATED AS SPECIFIED BY THE CONTRACT OWNER.

SEPARATE ACCOUNT:                 [ HARTFORD LIFE INSURANCE COMPANY
                                    SEPARATE ACCOUNT ONE ]

          SUB-ACCOUNT                             BASED ON:

[ ADVISERS FUND                        HARTFORD ADVISERS FUND, INC.

BOND FUND                              HARTFORD BOND FUND, INC.

CAPITAL APPRECIATION FUND              HARTFORD CAPITAL APPRECIATION FUND, INC.

DIVIDEND AND GROWTH FUND               HARTFORD DIVIDEND AND GROWTH FUND, INC.

INDEX FUND                             HARTFORD INDEX FUND, INC.

INTERNATIONAL ADVISERS FUND            HARTFORD INTERNATIONAL ADVISERS FUND,
INC.

INTERNATIONAL OPPORTUNITIES FUND       HARTFORD INTERNATIONAL OPPORTUNITIES
                                       FUND, INC.

MONEY MARKET FUND                      HVA MONEY MARKET FUND, INC.

MORTGAGE SECURITIES FUND               HARTFORD MORTGAGE SECURITIES FUND, INC.

SMALL COMPANY FUND                     HARTFORD SMALL COMPANY FUND, INC.

STOCK FUND                             HARTFORD STOCK FUND, INC. ]


OR OTHER SUB-ACCOUNTS AS MAY BE MADE AVAILABLE FROM TIME TO TIME.

                               CONTRACT SPECIFICATIONS


MORTALITY AND EXPENSE RISK CHARGE:     1.25% PER ANNUM OF NET ASSET VALUE

ADMINISTRATION CHARGE:                 [ 0% ] PER ANNUM OF NET ASSET VALUE


DESCRIPTION OF ANNUITY BENEFIT
PAYMENT FOR [20] YEARS CERTAIN
AN ANNUITY PAYABLE ACCORDING TO THE ANNUITY PAYMENT FREQUENCY SELECTED FOR A FIXED PERIOD OF [20] YEARS. IF, AT THE DEATH OF THE ANNUITANT, PAYMENTS HAVE BEEN MADE FOR LESS THAN THE [20] YEAR PERIOD, THE REMAINING PAYMENTS WILL CONTINUE TO THE BENEFICIARY FOR THE REMAINDER OF THE PERIOD. THE BENEFICIARY MAY ELECT TO RECEIVE THE PRESENT VALUE OF THE REMAINING PAYMENTS IN ONE SUM. TO CALCULATE THE PRESENT VALUE, WE WILL USE THE ASSUMED INVESTMENT RETURN SHOWN ON PAGE 3.

SURRENDER PRIOR TO THE INCOME START DATE
YOU MAY SURRENDER THIS CONTRACT PRIOR TO THE INCOME START DATE BY SUBMITTING A WRITTEN REQUEST TO US. THE AMOUNT AVAILABLE TO YOU IS THE CONTRACT VALUE, LESS ANY APPLICABLE PREMIUM TAX.

SURRENDER AFTER THE INCOME START DATE
YOU MAY SURRENDER THIS CONTRACT AFTER THE INCOME START DATE BY SUBMITTING A WRITTEN REQUEST TO US. THE AMOUNT AVAILABLE TO YOU IS THE PRESENT VALUE OF THE REMAINING GUARANTEE PAYMENTS, COMMUTED AT THE ASSUMED INVESTMENT RETURN SHOWN ON PAGE 3, LESS ANY CONTINGENT DEFERRED SALES CHARGES THAT MAY BE DUE.

PAYMENTS ON SURRENDER
PAYMENT ON ANY REQUEST FOR SURRENDER WILL BE MADE AS SOON AS POSSIBLE, BUT NO LATER THAN 7 DAYS AFTER WE RECEIVE YOUR WRITTEN REQUEST IN A FORM ACCEPTABLE TO US. HOWEVER, SUCH PAYMENT MAY BE SUBJECT TO POSTPONEMENT:

(a) FOR ANY PERIOD DURING WHICH THE NEW YORK STOCK EXCHANGE IS CLOSED OR DURING WHICH TRADING ON THE NEW YORK STOCK EXCHANGE IS RESTRICTED;
(b) FOR ANY PERIOD DURING WHICH AN EMERGENCY EXISTS AS A RESULT OF WHICH (i) DISPOSAL OF THE SECURITIES HELD IN THE SUB-ACCOUNTS IS NOT REASONABLY PRACTICABLE, OR (ii) IT IS NOT REASONABLY PRACTICABLE FOR THE VALUE OF THE NET ASSETS OF THE SEPARATE ACCOUNT TO BE FAIRLY DETERMINED; AND
(c) FOR SUCH OTHER PERIODS AS THE SECURITIES AND EXCHANGE COMMISSION MAY, BY ORDER, PERMIT FOR THE PROTECTION OF THE CONTRACT OWNERS. THE CONDITIONS UNDER WHICH TRADING SHALL BE DEEMED TO BE RESTRICTED OR ANY EMERGENCY SHALL BE DEEMED TO EXIST SHALL BE DETERMINED BY RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION.



                                       Page 3A

                               CONTRACT SPECIFICATIONS


CONTINGENT DEFERRED SALES CHARGES:
A SURRENDER OF THE CONTRACT MAY BE SUBJECT TO A CONTINGENT DEFERRED SALES CHARGE ("CHARGE"). THE CHARGE IS A PERCENTAGE OF THE AMOUNT SURRENDERED (NOT TO EXCEED THE PREMIUM PAYMENT) AND EQUALS:


                                                      LENGTH OF TIME FROM
                                                      CONTRACT ISSUE DATE
                   CHARGE                             (NUMBER OF YEARS)

                      6%                                   1
                      6%                                   2
                      5%                                   3
                      5%                                   4
                      4%                                   5
                      3%                                   6
                      2%                                   7
                      0%                                   8 AND THEREAFTER


                                       Page 3B

DEFINITION OF         ACCUMULATION UNIT - An accounting unit of measure used to
CERTAIN TERMS         calculate thevalue of a Sub-Account of this contract
                      prior to the Annuity Calculation Date.

                      ANNUITANT - The person on whose continuation of life this contract is issued. The Annuitant may not be changed. Also, see Joint Annuitant.

                      ANNUITY CALCULATION DATE - The date on which the first annuity payment will be calculated. It will be no more than 5 days prior to the Income Start Date.

                      ANNUITY PAYMENT FREQUENCY - The frequency with which annuity payments will be made. The frequencies available are monthly, quarterly, semi-annually and annually. Once selected, the Annuity Payment Frequency may not be changed.

                      ANNUITY UNIT - An accounting unit of measure used to calculate the amount of annuity payments.

                      ANNUITY UNIT FACTOR - The factor applied daily to neutralize the effect of the Assumed Investment Return.

                      ASSUMED INVESTMENT RETURN - The investment return upon which the annuity payments in the contract are based.

                      BENEFICIARY - The person entitled to receive benefits as per the terms of the contract in case of the death of the Contract Owner or the later death of the Annuitant or Joint Annuitant, as applicable.

                      CONTRACT ISSUE DATE - The date on which the contract is issued. Similarly, Contract Years are measured from the Contract Issue Date.

                      CONTRACT OWNER - The owner of the contract.

                      CONTRACT VALUE - The value of the Sub-Accounts prior to the Annuity Calculation Date.

                      DUE PROOF OF DEATH - A certified copy of the death certificate, an order of a court of competent jurisdiction, a statement from a physician who attended the deceased or any other proof acceptable to Us.

                      FUND(S) - Currently the Funds specified on Page 3 or any other Fund(s) that may be added by Us.

                      INCOME START DATE - The date on which annuity payments are to begin.

                      JOINT ANNUITANT - A person other than the Annuitant on whose continuation of life annuity payments may be made. The contract will have a Joint Annuitant only if the Description of Annuity Benefit on the Contract Specifications provides for a survivor. The Joint Annuitant may not be changed.

                      MAXIMUM ANNIVERSARY VALUE - A value used in determining the Death Benefit. It is based on a series of calculations of present values on contract anniversaries and annuity payments. As of the date We receive written notification of Due Proof of Death, We will calculate an anniversary value for each contract anniversary prior to the deceased's age 81. The anniversary value is equal to the present value of remaining guaranteed payments commuted on a contract anniversary at the Assumed Investment Return shown on Page 3, reduced by the dollar amount of any annuity payments made since that anniversary. The Maximum Anniversary Value is equal to the greatest anniversary value attained from this series of calculations.

DEFINITION OF         NET ASSET VALUE - The total amount allocated to the Sub-
CERTAIN TERMS         Accounts at the time of valuation.  This amount will
                      never be less than that required by the Securities
                      and
(CONTINUED)           Exchange Commission.

                      PAYEE - The person, designated by You, to whom annuity payments will be made.

                      PAYMENT FACTOR - The factor shown on Page 3 which is used on the Annuity Calculation Date to calculate the first annuity payment.

                      PREMIUM TAX - The amount of tax, if any, charged by a state or other governmental entity on Premium Payments or Contract Values. On any contract subject to a Premium Tax, We may deduct the tax on a pro-rata basis from the Sub-Accounts on the Annuity Calculation Date or, if earlier, the surrender date or the date We receive notification of Due Proof of Death.

                      SEPARATE ACCOUNT - An account established by Us to separate the assets funding the variable benefits for the class of contracts to which this contract belongs from Our other assets. The assets in the Separate Account are not chargeable with liabilities arising out of any other business We may conduct. The Separate Account and the Funds, which are the underlying securities of the Separate Account, are listed on the Contract Specifications of this contract.

                      SUB-ACCOUNT - The subdivisions of the Separate Account. They are shown on Page 3.

                      VALUATION DAY - Every day the New York Stock Exchange is open for trading.

                      VARIABLE ANNUITY - A Variable Annuity is an annuity with payments increasing or decreasing in accordance with the net investment results of the Sub-Account(s) of the Separate Account (as described in the Valuation Provisions).

                      WE, US, OUR - The company referred to on the first page of this contract.

                      YOU, YOUR - The Contract Owner.


PREMIUM PAYMENT       PREMIUM PAYMENT
                      The Premium Payment is shown on Page 3. This is a single premium contract.

                      ALLOCATION OF PREMIUM PAYMENT
                      You shall specify that portion of the Premium Payment to be allocated to each Sub-Account, provided, however, that the minimum allocation to any Sub-Account may not be less than Our minimum amount then in effect.

                      TRANSFERS
                      Prior to the Annuity Calculation Date, You may transfer Contract Values held in the Sub-Accounts into other Sub-Accounts. No transfers may occur until the end of the Right to Examine Contract period described on the cover of this contract.

PREMIUM PAYMENT       On or after the Annuity Calculation Date, You may
                      transfer Annuity Units held in the Sub-Accounts into
(CONTINUED)           other Sub-Accounts. No partial transfer will be made on
                      or after the Annuity Calculation Date if, as a result of such transfer, any selected Sub-Account will be providing less than 10% of the benefits under this contract.

                      Transfers will take effect no later than the Valuation Day next following the day on which We receive Your transfer request.

                      We reserve the right to limit the number of transfers to no more frequently than 12 per Contract Year, with no 2 transfers being made on consecutive Valuation Days.

                      The right to make transfers between Sub-Accounts is subject to modification if We determine, in Our opinion, that the exercise of that right by 1 or more Contract Owners is, or would be, to the disadvantage of other Contract Owners. Any modification could be applied to transfers to or from some or all of the Sub-Accounts and could include, but not be limited to, the requirement of a minimum time period between each transfer, not accepting transfer requests of an agent acting under a power of attorney on behalf of more than 1 Contract Owner, or limiting the dollar amount that may be transferred between the Sub-Accounts by a Contract Owner at any 1 time. Such restrictions may be applied in any manner reasonably designed to prevent any use of the transfer right which is considered by Us to be to the disadvantage of other Contract Owners.


CONTRACT CONTROL      ANNUITANT, JOINT ANNUITANT AND CONTRACT OWNER
PROVISIONS            The Annuitant and Joint Annuitant, if any, may not be
                      changed.

                      The designation of Contract Owner will remain in effect until You change it. Changes in the designation of the Contract Owner may be made during the lifetime of the Annuitant by written notice to Us.

                      OWNERSHIP
                      You have the sole power to exercise all the rights, options and privileges granted by this contract or permitted by Us and to agree with Us to any change in or amendment to the contract. Your rights shall be subject to the rights of any assignee of record with Us and of any irrevocably designated Beneficiary.


DEATH BEFORE          DEATH BEFORE INCOME START DATE
INCOME START          If the Contract Owner, the Annuitant or the Joint
                      Annuitant, if any, dies before the
DATE PROVISIONS       Income Start Date, We will pay an amount equal to the
                      Contract Value to the Beneficiary as determined under the Beneficiary Provisions. The Contract Value will be determined as of the date We receive written notification of Due Proof of Death. The Contract Value may be taken in 1 sum or under any of the settlement options then being offered by Us. When payment is taken in 1 sum, payment will be made within 7 days after the date Due Proof of Death is received, except when We are permitted to defer such payment under the Investment Company Act of 1940.

                      If You die and Your spouse is the sole Beneficiary and the Annuitant is living, Your spouse may elect, in lieu of receiving the Contract Value, to be treated as the Contract Owner.

DEATH ON OR AFTER     DEATH ON OR AFTER INCOME START DATE
INCOME START DATE     If the Annuitant dies on or after the Income Start Date,
PROVISIONS            the Beneficiary will have the option of having payments
                      continue to the Beneficiary for the remainder of the period or taking the Death Benefit in 1 sum. On receipt of complete instructions, either the annuity payments will resume or the Death Benefit will be distributed within 7 days, except when We are permitted to defer such payment under the Investment Company Act of 1940.

                      The Death Benefit is calculated as of the date We receive written notification of Due Proof of Death. It is the greatest of:
                      (a) the present value of the guaranteed remaining payments calculated using the Assumed Investment Return shown on Page 3 and the Annuity Unit Values as of the date We receive written notification of Due Proof of Death.
                      (b) 100% of the premium payment reduced by the dollar amount of all annuity payments made since the Income Start Date.
                      (c)  the Maximum Anniversary Value as described on Page 4.

                      In the absence of complete instructions to either pay the Death Benefit in 1 sum or continue payments, the present value of the guaranteed remaining payments will be moved to the Money Market Fund as of the date We receive written notification of Due Proof of Death. Upon receipt of complete instructions, We will proceed as follows.

                      If the instructions are to resume payments, We will make any payments that went unpaid since the date We received notification of Due Proof of Death. We will then reallocate the remaining balance in the Money Market Fund according to the instructions and resume payments. If the instructions are to pay the Death Benefit in 1 sum, We will pay the Death Benefit.


DISTRIBUTION AT       DISTRIBUTION REQUIREMENTS
TIME OF DEATH         (a)  If You die on or after the Income Start Date, and
PROVISIONS                 before the entire interest in the contract has been
                           distributed, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distributions being used as of the date of death.
                      (b)  If You die before the Income Start Date, the entire
                           interest in the contract will be distributed within 5 years after the date of death.
                      (c)  If any portion of Your interest is payable to or for
                           the benefit of a designated Beneficiary, and such Beneficiary elects within a period of less than 1 year after such death to have such portion distributed over a period that (a) does not extend beyond such Beneficiary's life or life expectancy and starts within 1 year after such death, then, for purposes of satisfying the requirements of (a) and
                           (b) above, such portion shall be treated as distributed entirely on the date such periodic distributions begin.
                      (d)  If the Contract Owner is not an individual, then the
                           "primary annuitant" shall be treated as the Contract
                           Owner under (a) and (b) above. For this purpose, the "primary annuitant" means the individual, the events in the life of whom are of primary importance in affecting the timing or amount of the payout under this contract.

BENEFICIARY           BENEFICIARY
PROVISIONS            The designated Beneficiary will remain in effect until
                      You change it. Changes in the designated Beneficiary may be made during the lifetime of the Annuitant or Joint
                      Annuitant by written notice to Us.  If the designated
                      Beneficiary has been designated irrevocably, however, such designation cannot be changed or revoked without such Beneficiary's written consent. Upon receipt of such notice and written consent, if required by Us, the new designation will take effect as of the date the notice is signed, whether or not the Annuitant or Joint Annuitant is alive at the time of receipt of such notice. The change will be subject to any payments made or other action taken by Us before the receipt of the notice.

                      If You die before the Income Start Date, the designated Beneficiary will be the Beneficiary. If no Beneficiary designation is in effect or if the Beneficiary has predeceased You, Your estate will be the Beneficiary.

                      If the Annuitant or the Joint Annuitant, if any, dies prior to the Income Start Date and You are living, You shall be the Beneficiary. In that case, the rights of any designated Beneficiary shall be voided.


GENERAL PROVISIONS    THE CONTRACT
                      This contract constitutes the entire contract. It is intended to qualify as an annuity contract for Federal tax purposes. To that end, the provisions of the contract are interpreted and administered to ensure and maintain such tax qualification. Notwithstanding any other provisions to the contrary, We reserve the right to amend this contract to reflect any clarifications that may be needed or are appropriate to maintain such tax qualification or to conform this contract to any applicable changes in the tax qualification requirements.
                      We will send You a copy of any such amendment.

                      MODIFICATION
                      No modification of this contract shall be made except over the signature of Our President, a Vice President, an Assistant Vice President or a Secretary. No modification will affect the amount or term of any annuity begun prior to the modification unless it is required to conform the contract to any Federal or State statute. No modification of the contract will affect the method by which the Contract Value will be determined.

                      MINIMUM BENEFIT STATEMENT
                      Benefits available under this contract equal or exceed those required by the state in which the contract is purchased.

                      NON-PARTICIPATION
                      This contract does not share in Our surplus earnings. That portion of the assets of the Separate Account equal to the reserves and other contract liabilities of the Separate Account shall not be chargeable with liabilities arising out of any other business We may conduct.

GENERAL PROVISIONS    MISSTATEMENT OF AGE AND SEX
(CONTINUED)           We require proof of the age and sex of the Annuitant and
                      that of any Joint Annuitant before making any life contingent annuity payments. If the age or sex of the Annuitant or any Joint Annuitant has been misstated, the amount payable will be adjusted to reflect the amount that would have been provided on the basis of the corrected information. Any underpayments will be made up immediately, and overpayments will be deducted from future payments until the total is repaid.

                      PROOF OF SURVIVAL
                      The payment of any annuity benefit may be subject to evidence that the Annuitant is alive on the date such payment is otherwise due.

                      INCONTESTABILITY
                      We cannot contest this contract.

                      REPORTS TO THE CONTRACT OWNER
                      We will send You an annual report of the Funds and any other notices, reports or documents required by law to be delivered to Contract Owners.

                      VOTING RIGHTS
                      We will notify You of any Fund shareholder's meetings at which the shares held for Your benefit may be voted. We will also send proxy materials and a form of instruction by means of which You can instruct Us with respect to the voting of the shares held for Your benefit. In connection with the voting of Fund shares held by Us, We will arrange for the handling and tallying of proxies received from Contract Owners. We will vote the Fund shares held by Us in accordance with the instructions received from the Contract Owners having the right to give voting instructions. If You desire to attend any meeting which shares held for Your benefit may be voted, You may request Us to furnish a proxy or otherwise arrange for the exercise of voting rights with respect to the Fund shares held for Your benefit.

                      In the event that You give no instructions or leave the manner of voting discretionary, We will vote such shares of the appropriate Fund in the same proportion as shares of that Fund for which instructions have been received. Also, We will vote the Fund shares in this proportionate manner which are held by Us for Our own account. During the annuity period under a contract the number of votes will decrease as the assets held to fund annuity benefits decrease.

                      SUBSTITUTION
                      We reserve the right to substitute the shares of any other registered investment company for the shares of any Fund already purchased or to be purchased in the future by the Separate Account provided that the substitution has been approved by the Securities and Exchange Commission.

                      CHANGE IN THE OPERATION OF THE SEPARATE ACCOUNT
                      At Our election and subject to any necessary vote by persons having the right to give instructions with respect to the voting of the Fund shares held by the Sub-Accounts, the Separate Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Separate Account requires an order by the Securities and Exchange Commission.

VALUATION PROVISIONS  PREMIUM PAYMENT
                      The Premium Payment is applied to provide Sub-Account Accumulation Units with respect to the Sub-Account(s) that You have selected.

                      The number of Accumulation Units credited to each Sub-Account is determined by dividing the portion of the Premium Payment allocated to that Sub-Account by the dollar value of 1 Accumulation Unit for that Sub-Account. This is computed within 2 business days after the receipt of the Premium Payment by Us. The number of Accumulation Units so determined will not be affected by any subsequent change in the value of such Accumulation Units. The Accumulation Unit value in any Sub-Account may increase or decrease from day to day as described below.

                      NET INVESTMENT FACTOR
                      The Net Investment Factor for each of the Sub-Accounts is equal to:
                      (a) the Net Asset Value per share of the corresponding Fund at the end of the valuation period (plus the per share amount of any unpaid dividends or capital gains by that Fund); divided by
                      (b) the Net Asset Value per share of the corresponding Fund at the beginning of the valuation period; and
                      (c) subtracting from that amount the mortality and expense risk charge and the administration charge shown on Page 3.

                      ACCUMULATION UNIT VALUE
                      The Accumulation Unit Value for each Sub-Account will vary to reflect the investment experience of the applicable Fund. It will be determined on each Valuation Day by multiplying the Accumulation Unit Value of the particular Sub-Account on the preceding Valuation Day by the Net Investment Factor for that Sub-Account for the valuation period then ended. The value of the Sub-Account on each Valuation Day is then determined by multiplying the number of Accumulation Units in that Sub-Account by the Accumulation Unit Value on that Valuation Day.

                      ANNUITY UNIT VALUE
                      The value of an Annuity Unit for each Sub-Account of the Separate Account will vary to reflect the investment experience of the applicable Funds and will be determined by multiplying the value of the Annuity Unit for that Sub-Account on the preceding day by the product of (a) the Net Investment Factor for that Sub-Account for the day for which the Annuity Unit Value is being calculated, and (b) the Annuity Unit Factor which neutralizes the Assumed Investment Return. Both the Annuity Unit Factor and the Assumed Investment Return appear on Page 3.


ANNUITY PROVISIONS    INCOME START DATE
                      You select an Income Start Date when applying for the contract. This is the date on which annuity payments are to begin. The Income Start Date may be no earlier than the end of the Right to Examine Contract period described on the cover of this contract and no later than 60 days from the Contract Issue Date.

ANNUITY PROVISIONS    DETERMINATION OF ANNUITY PAYMENTS
(CONTINUED)           The first annuity payment will be calculated on the
                      Annuity Calculation Date which will be no more than 5 days prior to the Income Start Date. On the Annuity
                      Calculation Date, a fixed number of Annuity Units will be purchased, determined as follows:

                      The first annuity payment is equal to the Contract Value, divided first by $1,000 and then multiplied by the appropriate Payment Factor shown on Page 3 for the annuity benefit described on Page 3A. In each Sub-Account the fixed number of Annuity Units is determined by dividing the amount of the initial annuity payment determined for each Sub-Account by the Annuity Unit Value on the Annuity Calculation Date. Thereafter, the number of Annuity Units in each Sub-Account remains unchanged unless You elect to transfer between Sub-Accounts. All calculations shall appropriately reflect the Annuity Payment Frequency selected.

                      Once Variable Annuity payments have begun, the number of Annuity Units remains fixed with respect to a particular Sub-Account. If You elect that continuing annuity payments be based on a different Sub-Account, the number will change effective with that election but will remain fixed in number following such election. The method of calculating the unit value is described under Valuation Provisions.

                      The dollar amount of the second and subsequent Variable Annuity payments is not predetermined and may increase or decrease from month to month. The actual amount of each Variable Annuity payment after the first is determined by multiplying the number of Sub-Account Annuity Units by the Sub-Account Annuity Unit Value as described in the Valuation Provisions. The Sub-Account Annuity Unit Value will be determined no more than 5 days prior to the Valuation Day preceding the date the next annuity payment is due.

                      We guarantee that the dollar amount of Variable Annuity payments will not be adversely affected by variations in the expense results and in the actual mortality experience of Annuitants from the mortality assumptions, including any age adjustment, used in determining the first monthly payment.

                      MINIMUM PAYMENT
                      No election of any option may be made under this contract unless the first payment for each affected Sub-Account would be at least equal to the minimum payment amount according to Our rules then in effect. If at any time, payments to be made to any Payee from each Sub-Account are or become less than the minimum payment amount, We shall have the right to change the frequency of payment to such intervals as will result in a payment at least equal to the minimum. If any amount due would be less than the minimum payment amount per annum, We may make such other settlement as may be equitable to the Payee.

                   ITT HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                                    P.O. BOX 2999
                           HARTFORD, CONNECTICUT 06104-2999


















                                        [LOGO]
















                         INDIVIDUAL SINGLE PREMIUM IMMEDIATE
                              VARIABLE ANNUITY CONTRACT
                                 WITH PERIOD CERTAIN

                                        [LOGO]


CONTRACT RIDER FOR    This contract, having been issued pursuant to the
QUALIFIED INDIVIDUAL  provisions of Section 408 of the Internal Revenue Code of
RETIREMENT ANNUITY    1986, as amended, is amended on the Contract Issue Date
                      as follows:

                      Except in the case of a rollover contribution (as permitted by Section 402(c), 403(a)(4), 403(b)(8) or 408(d)(3), or a contribution made in accordance with the terms of a Simplified Employee Pension (SEP) as described in Section 408(k), no purchase payments will be accepted unless they are in cash, and the total of such purchase payments shall not exceed the lesser of $2,000 or includible compensation (as defined in Section 219(f)(1) of the Internal Revenue Code of 1986 and applicable regulations, as amended) for any taxable year.

                      In no event shall any person other than the Annuitant be the owner of this contract and the entire interest of the Annuitant in this contract shall be nonforfeitable.

                      When issued with this Rider, the contract is not transferable. The rights, title and interest in the contract thereunder may not be transferred nor may such rights, title and interest be assigned or pledged to anyone other than Us.

                      When issued with this Rider, the contract is established for the exclusive benefit of the Annuitant and the Annuitant's Beneficiaries.

                      The language of this Rider supersedes and controls any conflicting language in the remainder of the contract to which the Rider is attached.

                      The issuer of an Individual Retirement Annuity (IRA) shall furnish annual calendar year reports concerning the status of the annuity.

                      We retain the right to further amend the contract at any time without the consent of the Annuitant as necessary to conform with changes in the Internal Revenue Code and regulation or rulings related thereto.

                      Signed for ITT HARTFORD LIFE AND ANNUITY INSURANCE
                      COMPANY


              /s/ Lynda Godkin                   /s/ Lowndes A. Smith

              Lynda Godkin, SECRETARY            Lowndes A. Smith, PRESIDENT

                                        [LOGO]

ENDORSEMENT

              This endorsement is issued as part of the Contract to which it is attached. The issue date of this endorsement is the same as the Contract Issue Date of the contract. Except where this endorsement provides otherwise, it is subject to all of the conditions and limitations of the contract.

              The definition of Contract Owner is amended by the substitution of the following:

              CONTRACT OWNER - The owner(s) of the contract.

              The definition of You, Your is amended by substitution of the following:

              YOU, YOUR - The Contract Owner(s).

              The Ownership section of the Contract Control Provisions is amended by substitution of the following:

                   You have the sole power to exercise all rights, options and privileges granted by this contract or permitted by Us and to agree with Us to any change in or amendment to the contract. Your rights shall be subject to the rights of any assignee of record with Us and of any irrevocably designated Beneficiary. In the case of joint Contract Owners, each Contract Owner alone may exercise all rights, options and privileges, except with respect to the rights to surrender the contract or change the Contract Owner designation. If a Contract Owner dies on or after the Income Start Date, any surviving joint Contract Owner will be the sole Contract Owner. In the event that there is no surviving Contract Owner, the Payee will be the Contract Owner.

              The second paragraph of the Beneficiary Provisions is amended by substitution of the following:

                   If the Contract Owner dies before the Income Start Date, the Beneficiary will be as follows. If the owner was the sole Contract Owner, the Beneficiary shall be the designated Beneficiary then in effect. If no Beneficiary designation is in effect or if the designated Beneficiary has predeceased the Contract Owner, the Contract Owner's estate will be the Beneficiary. At the first death of a joint Contract Owner prior to the Income Start Date, the Beneficiary shall be the surviving Contract Owner notwithstanding that the designated Beneficiary may be different.

              Signed for ITT HARTFORD LIFE AND ANNUITY INSURANCE COMPANY



              /s/ Lynda Godkin                   /s/ Lowndes A. Smith

              Lynda Godkin, SECRETARY            Lowndes A. Smith, PRESIDENT

                                        [LOGO]
                                     ITT HARTFORD

                   ITT HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                          HARTFORD, CONNECTICUT  06104-2999
            (a stock life insurance company, herein called the "Company")

                                ADMINISTRATIVE OFFICE:
                          Attn: Individual Annuity Services
                                    P.O. Box 5085
                               Hartford, CT  06102-5085


We will pay the first of a series of annuity payments to the Payee on the Income Start Date if the Contract Owner, the Annuitant and the Joint Annuitant, if any, are living. If the Contract Owner, the Annuitant or the Joint Annuitant dies before the Income Start Date, We will pay the Contract Value to the beneficiary as described in the Beneficiary Provisions.

This contract is issued in consideration of the payment of the single premium.

This contract is subject to the laws of the jurisdiction where it is purchased.

RIGHT TO EXAMINE CONTRACT
We want You to be satisfied with the contract You have purchased. We urge You to closely examine its provisions. If for any reason You are not satisfied with Your purchase You may surrender the contract by returning the contract within 10 days after You receive it. A written request for cancellation must accompany the contract. In such event, We will pay to You the Contract Value on the date of surrender. You bear only the investment risk during the period prior to Our receipt of request for cancellation.

Signed for the Company

/s/ Lynda Godkin                                 /s/ Lowndes A Smith
Lynda Godkin, Secretary                          Lowndes A. Smith, President

NONPARTICIPATING


ALL PAYMENTS PROVIDED BY THIS CONTRACT ARE BASED ON INVESTMENT EXPERIENCE OF A SUB-ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. DETAILS OF THE VARIABLE PROVISIONS ARE DESCRIBED UNDER VALUATION PROVISIONS ON PAGE 9.



                         INDIVIDUAL SINGLE PREMIUM IMMEDIATE
                              VARIABLE ANNUITY CONTRACT

                                  TABLE OF CONTENTS




                                                                           PAGE

Contract Specifications                                                      3

Definition of Certain Terms                                                  4

Premium Payment Provisions                                                   5

Contract Control Provisions                                                  6

Death Before Income Start Date Provisions                                    6

Death On or After Income Start Date Provisions                               7

Distribution at Time of Death Provisions                                     7

Beneficiary Provisions                                                       7

General Provisions                                                           8

Valuation Provisions                                                         9

Annuity Provisions                                                          10

                               CONTRACT SPECIFICATIONS


CONTRACT NUMBER    [SPECIMEN]     PREMIUM PAYMENT                    [$200,000]
NAME OF ANNUITANT  [JAMES SCOTT]  CONTRACT ISSUE DATE        [FEBRUARY 8, 1996]
AGE OF ANNUITANT   [65]           INCOME START DATE             [APRIL 1, 1996]
SEX OF ANNUITANT   [MALE]         ASSUMED INVESTMENT RETURN              [ 5% ]
PAYEE              [JAMES SCOTT]  ANNUITY UNIT FACTOR              [ 0.999866 ]
BENEFICIARY        [ANN SCOTT]    ANNUITY PAYMENT FREQUENCY           [MONTHLY]
CONTRACT OWNER     [JAMES SCOTT]  PAYMENT FACTOR                       [ 6.50 ]

-------------------------------------------------------------------------------

FUND OPTIONS
THE PREMIUM PAYMENT WILL BE ALLOCATED AS SPECIFIED BY THE CONTRACT OWNER.

SEPARATE ACCOUNT:       [ ITT HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                        SEPARATE ACCOUNT ONE ]


        SUB-ACCOUNT                         BASED ON:

[ ADVISERS FUND                   HARTFORD ADVISERS FUND, INC.

BOND FUND                         HARTFORD BOND FUND, INC.

CAPITAL APPRECIATION FUND         HARTFORD CAPITAL APPRECIATION FUND, INC.

DIVIDEND AND GROWTH FUND          HARTFORD DIVIDEND AND GROWTH FUND, INC.

INDEX FUND                        HARTFORD INDEX FUND, INC.

INTERNATIONAL ADVISERS FUND       HARTFORD INTERNATIONAL ADVISERS FUND, INC.

INTERNATIONAL OPPORTUNITIES FUND  HARTFORD INTERNATIONAL OPPORTUNITIES
                                  FUND, INC.

MONEY MARKET FUND                 HVA MONEY MARKET FUND, INC.

MORTGAGE SECURITIES FUND          HARTFORD MORTGAGE SECURITIES FUND, INC.

SMALL COMPANY FUND                HARTFORD SMALL COMPANY FUND, INC.

STOCK FUND                        HARTFORD STOCK FUND, INC. ]

OR OTHER SUB-ACCOUNTS AS MAY BE MADE AVAILABLE FROM TIME TO TIME.

                               CONTRACT SPECIFICATIONS


MORTALITY AND EXPENSE RISK CHARGE:     1.25% PER ANNUM OF NET ASSET VALUE

ADMINISTRATION CHARGE:                 [ 0% ] PER ANNUM OF NET ASSET VALUE


DESCRIPTION OF ANNUITY BENEFIT
LIFE ANNUITY
AN ANNUITY PAYABLE ACCORDING TO THE ANNUITY PAYMENT FREQUENCY SELECTED DURING THE LIFETIME OF THE ANNUITANT, CEASING WITH THE LAST PAYMENT DUE PRIOR TO THE DEATH OF THE ANNUITANT. THE FIRST PAYMENT IS BASED ON THE ASSUMED INVESTMENT RETURN, THE AGE AND SEX OF THE ANNUITANT, AND THE 1983a INDIVIDUAL ANNUITY MORTALITY TABLE PROJECTED TO THE YEAR [2000] USING PROJECTION SCALE G.

SURRENDER PRIOR TO THE INCOME START DATE
YOU MAY SURRENDER THIS CONTRACT PRIOR TO THE INCOME START DATE BY SUBMITTING A WRITTEN REQUEST TO US. THE AMOUNT AVAILABLE TO YOU IS THE CONTRACT VALUE, LESS ANY PREMIUM TAX.

PAYMENTS ON SURRENDER
PAYMENT ON ANY REQUEST FOR SURRENDER WILL BE MADE AS SOON AS POSSIBLE, BUT NO LATER THAN 7 DAYS AFTER WE RECEIVE YOUR WRITTEN REQUEST IN A FORM ACCEPTABLE TO US. HOWEVER, SUCH PAYMENT MAY BE SUBJECT TO POSTPONEMENT:

(a) FOR ANY PERIOD DURING WHICH THE NEW YORK STOCK EXCHANGE IS CLOSED OR DURING WHICH TRADING ON THE NEW YORK STOCK EXCHANGE IS RESTRICTED;
(b) FOR ANY PERIOD DURING WHICH AN EMERGENCY EXISTS AS A RESULT OF WHICH
    (i) DISPOSAL OF THE SECURITIES HELD IN THE SUB-ACCOUNTS IS NOT REASONABLY PRACTICABLE, OR (ii) IT IS NOT REASONABLY PRACTICABLE FOR THE VALUE OF THE NET ASSETS OF THE SEPARATE ACCOUNT TO BE FAIRLY DETERMINED; AND
(c) FOR SUCH OTHER PERIODS AS THE SECURITIES AND EXCHANGE COMMISSION MAY, BY ORDER, PERMIT FOR THE PROTECTION OF THE CONTRACT OWNERS. THE CONDITIONS UNDER WHICH TRADING SHALL BE DEEMED TO BE RESTRICTED OR ANY EMERGENCY SHALL BE DEEMED TO EXIST SHALL BE DETERMINED BY RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION.


                                        Page 3A

DEFINITION OF      ACCUMULATION UNIT - An accounting unit of measure used to
CERTAIN TERMS      calculate the value of a Sub-Account of this contract prior to the Annuity Calculation Date.

                   ANNUITANT - The person on whose continuation of life this contract is issued. The Annuitant may not be changed. Also, see Joint Annuitant.

                   ANNUITY CALCULATION DATE - The date on which the first annuity payment will be calculated. It will be no more than 5 days prior to the Income Start Date.

                   ANNUITY PAYMENT FREQUENCY - The frequency with which annuity payments will be made. The frequencies available are monthly, quarterly, semi-annually and annually. Once selected, the Annuity Payment Frequency may not be changed.

                   ANNUITY UNIT - An accounting unit of measure used to calculate the amount of annuity payments.

                   ANNUITY UNIT FACTOR - The factor applied daily to neutralize the effect of the Assumed Investment Return.

                   ASSUMED INVESTMENT RETURN - The investment return upon which the annuity payments in the contract are based.

                   BENEFICIARY - The person entitled to receive benefits as per the terms of the contract in case of the death of the Contract Owner or the later death of the Annuitant or Joint Annuitant, as applicable.

                   CONTRACT ISSUE DATE - The date on which the contract is issued. Similarly, Contract Years are measured from the Contract Issue Date.

                   CONTRACT OWNER - The owner of the contract.

                   CONTRACT VALUE - The value of the Sub-Accounts prior to the Annuity Calculation Date.

                   DUE PROOF OF DEATH - A certified copy of the death certificate, an order of a court of competent jurisdiction, a statement from a physician who attended the deceased or any other proof acceptable to Us.

                   FUND(S) - Currently the Funds specified on Page 3 or any other Fund(s) that may be added by Us.

                   INCOME START DATE - The date on which annuity payments are to begin.

                   JOINT ANNUITANT - A person other than the Annuitant on whose continuation of life annuity payments may be made. The contract will have a Joint Annuitant only if the Description of Annuity Benefit on the Contract Specifications provides for a survivor. The Joint Annuitant may not be changed.

                   NET ASSET VALUE - The total amount allocated to the Sub-Accounts at the time of valuation. This amount will never be less than that required by the Securities and Exchange Commission.

DEFINITION OF      PAYEE - The person, designated by You, to whom annuity
CERTAIN TERMS      payments will be made.
(CONTINUED)
                   PAYMENT FACTOR - The factor shown on Page 3 which is used on the Annuity Calculation Date to calculate the first annuity payment.

                   PREMIUM TAX - The amount of tax, if any, charged by a state or other governmental entity on Premium Payments or Contract Values. On any contract subject to a Premium Tax, We may deduct the tax on a pro-rata basis from the Sub-Accounts on the Annuity Calculation Date or, if earlier, the surrender date or the date We receive notification of Due Proof of Death.

                   SEPARATE ACCOUNT - An account established by Us to separate the assets funding the variable benefits for the class of contracts to which this contract belongs from Our other assets. The assets in the Separate Account are not chargeable with liabilities arising out of any other business We may conduct. The Separate Account and the Funds, which are the underlying securities of the Separate Account, are listed on the Contract Specifications of this contract.

                   SUB-ACCOUNT - The subdivisions of the Separate Account. They are shown on Page 3.

                   VALUATION DAY - Every day the New York Stock Exchange is open for trading.

                   VARIABLE ANNUITY - A Variable Annuity is an annuity with payments increasing or decreasing in accordance with the net investment results of the Sub-Account(s) of the Separate Account (as described in the Valuation Provisions).

                   WE, US, OUR - The company referred to on the first page of this contract.

                   YOU, YOUR - The Contract Owner.


PREMIUM PAYMENT    PREMIUM PAYMENT
                   The Premium Payment is shown on Page 3. This is a single premium contract.

                   ALLOCATION OF PREMIUM PAYMENT
                   You shall specify that portion of the Premium Payment to be allocated to each Sub-Account, provided, however, that the minimum allocation to any Sub-Account may not be less than Our minimum amount then in effect.

                   TRANSFERS
                   Prior to the Annuity Calculation Date, You may transfer Contract Values held in the Sub-Accounts into other Sub-Accounts. No transfers may occur until the end of the Right to Examine Contract period described on the cover of this contract.

PREMIUM PAYMENT    On or after the Annuity Calculation Date, You may transfer
(CONTINUED)        Annuity Units held in the Sub-Accounts into other
                   Sub-Accounts. No partial transfer will be made on or after the Annuity Calculation Date if, as a result of such transfer, any selected Sub-Account will be providing less than 10% of the benefits under this contract.

                   Transfers will take effect no later than the Valuation Day next following the day on which We receive Your transfer request.

                   We reserve the right to limit the number of transfers to no more frequently than 12 per Contract Year, with no 2 transfers being made on consecutive Valuation Days.

                   The right to make transfers between Sub-Accounts is subject to modification if We determine, in Our opinion, that the exercise of that right by 1 or more Contract Owners is, or would be, to the disadvantage of other Contract Owners. Any modification could be applied to transfers to or from some or all of the Sub-Accounts and could include, but not be limited to, the requirement of a minimum time period between each transfer, not accepting transfer requests of an agent acting under a power of attorney on behalf of more than 1 Contract Owner, or limiting the dollar amount that may be transferred between the Sub-Accounts by a Contract Owner at any 1 time. Such restrictions may be applied in any manner reasonably designed to prevent any use of the transfer right which is considered by Us to be to the disadvantage of other Contract Owners.


CONTRACT CONTROL   ANNUITANT, JOINT ANNUITANT AND CONTRACT OWNER
PROVISIONS         The Annuitant and Joint Annuitant, if any, may not be
                   changed.

                   The designation of Contract Owner will remain in effect until You change it. Changes in the designation of the Contract Owner may be made during the lifetime of the Annuitant by written notice to Us.

                   OWNERSHIP
                   You have the sole power to exercise all the rights, options and privileges granted by this contract or permitted by Us and to agree with Us to any change in or amendment to the contract. Your rights shall be subject to the rights of any assignee of record with Us and of any irrevocably designated Beneficiary.


DEATH BEFORE       DEATH BEFORE INCOME START DATE
INCOME START       If the Contract Owner, the Annuitant or the Joint Annuitant,
DATE PROVISIONS    if any, dies before the Income Start Date, We will pay an
                   amount equal to the Contract Value to the Beneficiary as determined under the Beneficiary Provisions. The Contract
                   Value will be determined as of the date We receive written notification of Due Proof of Death. The Contract Value may be taken in 1 sum or under any of the settlement options then being offered by Us. When payment is taken in 1 sum, payment will be made within 7 days after the date Due Proof of Death is received, except when We are permitted to defer such payment under the Investment Company Act of 1940.

                   If You die and Your spouse is the sole Beneficiary and the Annuitant is living, Your spouse may elect, in lieu of receiving the Contract Value, to be treated as the Contract Owner.

DEATH ON OR AFTER  DEATH ON OR AFTER INCOME START DATE
INCOME START DATE  Any remaining interest in this contract payable after the
PROVISIONS         death of the Annuitant or the Joint Annuitant on or following the Income Start Date is set forth on Page 3A. The remaining interest may be taken in 1 sum or by continuing payments to the Beneficiary for the remainder of the period. When payment is taken in 1 sum, payment will be made within 7 days after the date Due Proof of Death is received by Us, except when We are permitted to defer such payment under the Investment
                   Company Act of 1940.

DISTRIBUTION AT    DISTRIBUTION REQUIREMENTS
TIME OF DEATH      (a) If You die on or after the Income Start Date, and before
PROVISIONS             the entire interest in the contract has been distributed,
                       the remaining portion of such interest shall be distributed at least as rapidly as under the method of distributions being used as of the date of death.
                   (b) If You die before the Income Start Date, the entire
                       interest in the contract will be distributed within 5 years after the date of death.
                   (c) If any portion of Your interest is payable to or for the benefit of a designated Beneficiary, and such Beneficiary elects within a period of less than 1 year after such death to have such portion distributed over a period that
                       (a) does not extend beyond such Beneficiary's life or life expectancy and starts within 1 year after such death, then, for purposes of satisfying the requirements of (a) and (b) above, such portion shall be treated as distributed entirely on the date such periodic distributions begin.
                   (d) If the Contract Owner is not an individual, then the
                       "primary annuitant" shall be treated as the Contract
                       Owner under (a) and (b) above. For this purpose, the "primary annuitant" means the individual, the events in the life of whom are of primary importance in affecting the timing or amount of the payout under this contract.

BENEFICIARY        BENEFICIARY
PROVISIONS         The designated Beneficiary will remain in effect until You change it. Changes in the designated Beneficiary may be made during the lifetime of the Annuitant or Joint Annuitant by written notice to Us. If the designated Beneficiary has been designated irrevocably, however, such designation cannot be changed or revoked without such Beneficiary's written consent. Upon receipt of such notice and written consent, if required by Us, the new designation will take effect as of the date the notice is signed, whether or not the Annuitant or Joint Annuitant is alive at the time of receipt of such notice. The change will be subject to any payments made or other action taken by Us before the receipt of the notice.

                   If You die before the Income Start Date, the designated Beneficiary will be the Beneficiary. If no Beneficiary designation is in effect or if the Beneficiary has predeceased You, Your estate will be the Beneficiary.

                   If the Annuitant or the Joint Annuitant, if any, dies prior to the Income Start Date and You are living, You shall be the Beneficiary. In that case, the rights of any designated Beneficiary shall be voided.

GENERAL            THE CONTRACT
PROVISIONS         This contract constitutes the entire contract. It is intended to qualify as an annuity contract for Federal tax purposes.
                   To that end, the provisions of the contract are interpreted and administered to ensure and maintain such tax qualification. Notwithstanding any other provisions to the contrary, We reserve the right to amend this contract to reflect any clarifications that may be needed or are appropriate to maintain such tax qualification or to conform this contract to any applicable changes in the tax qualification requirements. We will send You a copy of any such amendment.

                   MODIFICATION
                   No modification of this contract shall be made except over the signature of Our President, a Vice President, an Assistant Vice President or a Secretary. No modification will affect the amount or term of any annuity begun prior to the modification unless it is required to conform the contract to any Federal or State statute. No modification of the contract will affect the method by which the Contract Value will be determined.

                   MINIMUM BENEFIT STATEMENT
                   Benefits available under this contract equal or exceed those required by the state in which the contract is purchased.

                   NON-PARTICIPATION
                   This contract does not share in Our surplus earnings. That portion of the assets of the Separate Account equal to the reserves and other contract liabilities of the Separate Account shall not be chargeable with liabilities arising out of any other business We may conduct.

                   MISSTATEMENT OF AGE AND SEX
                   We require proof of the age and sex of the Annuitant and that of any Joint Annuitant before making any life contingent annuity payments. If the age or sex of the Annuitant or any Joint Annuitant has been misstated, the amount payable will be adjusted to reflect the amount that would have been provided on the basis of the corrected information. Any underpayments will be made up immediately, and overpayments will be deducted from future payments until the total is repaid.

                   PROOF OF SURVIVAL
                   The payment of any annuity benefit may be subject to evidence that the Annuitant is alive on the date such payment is otherwise due.

                   INCONTESTABILITY
                   We cannot contest this contract.

                   REPORTS TO THE CONTRACT OWNER
                   We will send You an annual report of the Funds and any other notices, reports or documents required by law to be delivered to Contract Owners.

GENERAL            VOTING RIGHTS
PROVISIONS         We will notify You of any Fund shareholder's meetings at
(CONTINUED)        which the shares held for Your benefit may be voted.  We will also send proxy materials and a form of instruction by means of which You can instruct Us with respect to the voting of the shares held for Your benefit. In connection with the voting of Fund shares held by Us, We will arrange for the handling and tallying of proxies received from Contract
                   Owners. We will vote the Fund shares held by Us in accordance with the instructions received from the Contract Owners having the right to give voting instructions. If You desire to attend any meeting which shares held for Your benefit may be voted, You may request Us to furnish a proxy or otherwise arrange for the exercise of voting rights with respect to the Fund shares held for Your benefit.

                   In the event that You give no instructions or leave the manner of voting discretionary, We will vote such shares of the appropriate Fund in the same proportion as shares of that Fund for which instructions have been received. Also, We will vote the Fund shares in this proportionate manner which are held by Us for Our own account. During the annuity period under a contract the number of votes will decrease as the assets held to fund annuity benefits decrease.

                   SUBSTITUTION
                   We reserve the right to substitute the shares of any other registered investment company for the shares of any Fund already purchased or to be purchased in the future by the Separate Account provided that the substitution has been approved by the Securities and Exchange Commission.

                   CHANGE IN THE OPERATION OF THE SEPARATE ACCOUNT
                   At Our election and subject to any necessary vote by persons having the right to give instructions with respect to the voting of the Fund shares held by the Sub-Accounts, the Separate Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Separate Account requires an order by the Securities and Exchange Commission.

VALUATION          PREMIUM PAYMENT
PROVISIONS         The Premium Payment is applied to provide Sub-Account
                   Accumulation Units with respect to the Sub-Account(s) that You have selected.

                   The number of Accumulation Units credited to each Sub-Account is determined by dividing the portion of the Premium Payment allocated to that Sub-Account by the dollar value of 1 Accumulation Unit for that Sub-Account. This is computed within 2 business days after the receipt of the Premium Payment by Us. The number of Accumulation Units so determined will not be affected by any subsequent change in the value of such Accumulation Units. The Accumulation Unit value in any Sub-Account may increase or decrease from day to day as described below.

VALUATION          NET INVESTMENT FACTOR
PROVISIONS         The Net Investment Factor for each of the Sub-Accounts is
(CONTINUED)        equal to:
                   (a) the Net Asset Value per share of the corresponding Fund at the end of the valuation period (plus the per share amount of any unpaid dividends or capital gains by that
                       Fund); divided by
                   (b) the Net Asset Value per share of the corresponding Fund at the beginning of the valuation period; and
                   (c) subtracting from that amount the mortality and expense risk charge and the administration charge shown on Page 3.

                   ACCUMULATION UNIT VALUE
                   The Accumulation Unit Value for each Sub-Account will vary to reflect the investment experience of the applicable Fund. It will be determined on each Valuation Day by multiplying the Accumulation Unit Value of the particular Sub-Account on the preceding Valuation Day by the Net Investment Factor for that Sub-Account for the valuation period then ended. The value of the Sub-Account on each Valuation Day is then determined by multiplying the number of Accumulation Units in that Sub-Account by the Accumulation Unit Value on that Valuation Day.

                   ANNUITY UNIT VALUE
                   The value of an Annuity Unit for each Sub-Account of the Separate Account will vary to reflect the investment experience of the applicable Funds and will be determined by multiplying the value of the Annuity Unit for that Sub-Account on the preceding day by the product of (a) the Net Investment Factor for that Sub-Account for the day for which the Annuity Unit Value is being calculated, and (b) the Annuity Unit Factor which neutralizes the Assumed Investment Return. Both the Annuity Unit Factor and the Assumed Investment Return appear on Page 3.


ANNUITY            INCOME START DATE
PROVISIONS         You select an Income Start Date when applying for the
                   contract. This is the date on which annuity payments are to begin. The Income Start Date may be no earlier than the end of the Right to Examine Contract period described on the cover of this contract and no later than 60 days from the Contract Issue Date.

                   DETERMINATION OF ANNUITY PAYMENTS
                   The first annuity payment will be calculated on the Annuity Calculation Date which will be no more than 5 days prior to the Income Start Date. On the Annuity Calculation Date, a fixed number of Annuity Units will be purchased, determined as follows:

                   The first annuity payment is equal to the Contract Value, divided first by $1,000 and then multiplied by the appropriate Payment Factor shown on Page 3 for the annuity benefit described on Page 3A. In each Sub-Account the fixed number of Annuity Units is determined by dividing the amount of the initial annuity payment determined for each Sub-Account by the Annuity Unit Value on the Annuity Calculation Date. Thereafter, the number of Annuity Units in each Sub-Account remains unchanged unless You elect to transfer between Sub-Accounts. All calculations shall appropriately reflect the Annuity Payment Frequency selected.

ANNUITY            Once Variable Annuity payments have begun, the number of
PROVISIONS         Annuity Units remains fixed with respect to a particular
(CONTINUED)        Sub-Account. If You elect that continuing annuity payments be based on a different Sub-Account, the number will change effective with that election but will remain fixed in number following such election. The method of calculating the unit value is described under Valuation Provisions.

                   The dollar amount of the second and subsequent Variable Annuity payments is not predetermined and may increase or decrease from month to month. The actual amount of each Variable Annuity payment after the first is determined by multiplying the number of Sub-Account Annuity Units by the Sub-Account Annuity Unit Value as described in the Valuation Provisions. The Sub-Account Annuity Unit Value will be determined no more than 5 days prior to the Valuation Day preceding the date the next annuity payment is due.

                   We guarantee that the dollar amount of Variable Annuity payments will not be adversely affected by variations in the expense results and in the actual mortality experience of Annuitants from the mortality assumptions, including any age adjustment, used in determining the first monthly payment.

                   MINIMUM PAYMENT
                   No election of any option may be made under this contract unless the first payment for each affected Sub-Account would be at least equal to the minimum payment amount according to Our rules then in effect. If at any time, payments to be made to any Payee from each Sub-Account are or become less than the minimum payment amount, We shall have the right to change the frequency of payment to such intervals as will result in a payment at least equal to the minimum. If any amount due would be less than the minimum payment amount per annum, We may make such other settlement as may be equitable to the Payee.

                   ITT HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                                    P.O. BOX 2999
                           HARTFORD, CONNECTICUT 06104-2999






                                         [LOGO]







                         INDIVIDUAL SINGLE PREMIUM IMMEDIATE
                              VARIABLE ANNUITY CONTRACT

                                        [LOGO]

CONTRACT RIDER     This contract, having been issued pursuant to the provisions
FOR QUALIFIED      of Section 408 of the Internal Revenue Code of 1986, as
INDIVIDUAL         amended, is amended on the Contract Issue Date as follows:
RETIREMENT         Except in the case of a rollover contribution (as permitted
ANNUITY            by Section 402(c), 403(a)(4), 403(b)(8) or 408(d)(3), or a
                   contribution made in accordance with the terms of a Simplified Employee Pension (SEP) as described in Section
                   408(k), no purchase payments will be accepted unless they are in cash, and the total of such purchase payments shall not exceed the lesser of $2,000 or includible compensation
                   (as defined in Section 219(f)(1) of the Internal Revenue
                   Code of 1986 and applicable regulations, as amended) for any taxable year.

                   In no event shall any person other than the Annuitant be the owner of this contract and the entire interest of the Annuitant in this contract shall be nonforfeitable.

                   When issued with this Rider, the contract is not transferable. The rights, title and interest in the contract thereunder may not be transferred nor may such rights, title and interest be assigned or pledged to anyone other than Us.

                   When issued with this Rider, the contract is established for the exclusive benefit of the Annuitant and the Annuitant's Beneficiaries.

                   The language of this Rider supersedes and controls any conflicting language in the remainder of the contract to which the Rider is attached.

                   The issuer of an Individual Retirement Annuity (IRA) shall furnish annual calendar year reports concerning the status of the annuity.

                   We retain the right to further amend the contract at any time without the consent of the Annuitant as necessary to conform with changes in the Internal Revenue Code and regulation or rulings related thereto.

                   Signed for ITT HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

    /s/ Lynda Godkin                                 /s/ Lowndes A Smith
    Lynda Godkin, Secretary                          Lowndes A. Smith, President

                                         [LOGO]
ENDORSEMENT

                   This endorsement is issued as part of the Contract to which it is attached. The issue date of this endorsement is the same as the Contract Issue Date of the contract. Except where this endorsement provides otherwise, it is subject to all of the conditions and limitations of the contract.

                   The definition of Contract Owner is amended by the substitution of the following:

                   CONTRACT OWNER - The owner(s) of the contract.

                   The definition of You, Your is amended by substitution of the following:

                   YOU, YOUR - The Contract Owner(s).

                   The Ownership section of the Contract Control Provisions is amended by substitution of the following:

                   You have the sole power to exercise all rights, options and privileges granted by this contract or permitted by Us and to agree with Us to any change in or amendment to the contract. Your rights shall be subject to the rights of any assignee of record with Us and of any irrevocably designated Beneficiary. In the case of joint Contract Owners, each Contract Owner alone may exercise all rights, options and privileges, except with respect to the rights to surrender the contract or change the Contract Owner designation. If a Contract Owner dies on or after the Income Start Date, any surviving joint Contract Owner will be the sole Contract Owner. In the event that there is no surviving Contract Owner, the Payee will be the Contract Owner.

                   The second paragraph of the Beneficiary Provisions is amended by substitution of the following:

                   If the Contract Owner dies before the Income Start Date, the Beneficiary will be as follows. If the owner was the sole Contract Owner, the Beneficiary shall be the designated Beneficiary then in effect. If no Beneficiary designation is in effect or if the designated Beneficiary has predeceased the Contract Owner, the Contract Owner's estate will be the Beneficiary. At the first death of a joint Contract Owner prior to the Income Start Date, the Beneficiary shall be the surviving Contract Owner notwithstanding that the designated Beneficiary may be different.

                   Signed for ITT HARTFORD LIFE AND ANNUITY INSURANCE
                   COMPANY

    /s/ Lynda Godkin                                 /s/ Lowndes A Smith
    Lynda Godkin, Secretary                          Lowndes A. Smith, President